UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

Delwinds Insurance Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One City Centre
1021 Main Street, Suite 1960
Houston, TX 77002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 337-4077

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	DWIN.U	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	DWIN	The New York Stock Exchange

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	DWIN.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Forward Share Purchase Agreement

On September 13, 2022, Delwinds Insurance Acquisition Corp. (“Delwinds”) entered into a forward share purchase agreement (the “Purchase Agreement”) with Meteora Capital Partners or its affiliates (collectively, “Meteora”) pursuant to which Meteora (i) has committed to owning, as of the date (the “BC Closing Date”) of consummation of Delwinds’ previously announced business combination with FOXO Technologies Inc. (the “Business Combination” and “FOXO”), a certain number of shares of Delwinds Class A common stock (“Public Shares”), and (ii) may purchase up to an additional number of Public Shares from other holders of Public Shares, up to a maximum aggregate of 3,000,000 shares (the “Meteora Shares”). Pursuant to the terms of the Purchase Agreement, Meteora has the right to sell the Meteora Shares in the open market and, on the fifteen (15) month anniversary of the BC Closing Date, or earlier upon the occurrence of an accelerated maturity date under the terms of the Purchase Agreement (applicable upon the occurrence of certain events, including based on the trading price per share of the common stock of the combined company following the Business Combination (the “Combined Company”) to require the Combined Company to purchase from Meteora, on the fifteen (15) month anniversary of the BC Closing Date, or upon an accelerated maturity date, as applicable (the “Put Date”) any Meteora Shares (the “Share Repurchase”) held by Meteora as of such date. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Purchase Agreement.

In connection with the Purchase Agreement, Delwinds and Meteora have entered into an escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Co. (“Continental”) to secure the Combined Company’s purchase obligations to Meteora pursuant to the Purchase Agreement. At the BC Closing Date, Delwinds will place into an escrow account (the “Escrow Account”) with Continental in accordance with the terms of the Escrow Agreement funds equal to the product of the total number of Meteora Shares multiplied by the redemption price per Public Share at the BC Closing Date (the “Redemption Price” and the “Escrow Amount”). If and when Meteora sells the Meteora Shares to any third party following the consummation of the Business Combination but before the Put Date, an amount equal to the product of the number of Meteora Shares sold multiplied by 92.5% of a reset price (the “Reset Price”) will be released from escrow to the Combined Company (the “Open Market Sale Payment”), and an amount equal to the product of (a) the portion of the Meteora Shares that Meteora sells in the open market and (b) the difference between (i) the per share Escrow Amount and (ii) the Open Market Sale Payment, will be released from the Escrow Account to Meteora. The Reset Price, commencing four business days following the BC Closing Date, shall initially be equal to $10.00 and, thereafter, shall be subject to weekly adjustments during the term of the Purchase Agreement based on volume weighted average trading prices of the Combined Company shares of Class A common stock after the closing date. The Combined Company will reimburse Meteora for brokerage commissions associated with the acquisition by Meteora of Meteora Shares prior to the BC Closing Date pursuant to the Purchase Agreement.

The price at which Meteora has the right to sell the Meteora Shares to the Combined Company on the Put Date will be equal to the Redemption Price. Meteora will notify the Combined Company in writing not less than five (5) business days prior to the Put Date, specifying the number of Meteora Shares that the Combined Company will be required to purchase, which Put Date may be accelerated and occur prior to the fifteen (15) month anniversary of the BC Closing Date upon the occurrence of certain events and circumstances set forth in the Purchase Agreement, including if the VWAP Price (as defined in the Purchase Agreement) of Class A common stock of the Combined Company is less than $2.50 per share during any 20 of 30 consecutive trading days, if the Purchase Agreement is early terminated, or if the Combined Company’s Class A common stock is delisted from a national exchange. As of the Put Date, Meteora will be permitted to transfer to the Company, and the Company will be obligated to purchase, all Meteora Shares held as of the Put Date in a Share Repurchase (at a price per Meteora Share equal to the Redemption Price) and to transfer to Meteora maturity consideration equal to the product of $0.05 per Meteora Share sold to the Combined Company in the Share Repurchase and the number of days between date BC Closing Date and the Put Date divided by 30 days.

In exchange for Delwinds’s commitment to purchase the Meteora Shares on the Put Date, Meteora agreed under the Purchase Agreement to continue to hold and not redeem certain shares as of the BC Closing Date, including Meteora Shares that Meteora may purchase in the open market prior to BC Closing Date, subject to the terms of the Purchase Agreement. In consideration for Meteora’s entry into the Purchase Agreement and the transactions and covenants therein, Delwinds shall reimburse Meteora for certain fees and expenses related to the Purchase Agreement and is responsible for the fees and expenses in connection with establishing and maintaining the Escrow Account.

The Purchase Agreement contains customary representations, warranties and covenants from the parties thereto. In connection with the Purchase Agreement, Meteora has undertaken not to vote any of the Meteora Shares in favor of approving the business combination transaction.

The foregoing description is only a summary of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Amended Backstop Agreements

As previously disclosed, concurrent with the execution of the Agreement and Plan of Merger related to the Business Combination, Andrew J. Poole, Delwinds’ Chairman and Chief Executive Officer, and The Gray Insurance Company, which is an affiliate of certain of Delwinds’ officers and directors (the “Backstop Investors”) entered into Backstop Subscription Agreements (the “Backstop Subscription Agreements”) pursuant to which the Backstop Investors agreed, subject to the terms and conditions of the Backstop Subscription Agreements, to purchase certain newly-issued shares of Delwinds Class A common stock, contingent upon the occurrence of certain events, including the amount of Public Shares redeemed upon consummation of the Business Combination and other contingencies. Concurrent and in connection with Delwinds entering into the Purchase Agreement, Delwinds and the Backstop Investors entered into revised Backstop Subscription Agreements (the “Revised Backstop Subscription Agreements”), the terms of which were also approved and agreed by FOXO. As a result of the terms of the Revised Backstop Subscription Agreements, it is no longer anticipated that the Backstop Investors will subscribe for Delwinds shares concurrent with the consummation of the Business Combination pursuant to such agreements, in connection with Delwinds entering into the Purchase Agreement with Meteora.

The foregoing description is only a summary of the Revised Backstop Agreement and is qualified in its entirety by reference to the full text of the Form of Revised Backstop Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this report, words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Additional Information about the Business Combination and Where to Find It

As previously disclosed, on February 24, 2022, Delwinds entered into an Agreement and Plan of Merger (as amended as of April 26, 2022, July 6, 2022 and August 12, 2022, and as may be further amended or supplemented from time to time, the “Merger Agreement”), by and among Delwinds, FOXO, DWIN Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Delwinds (“Merger Sub”), and DIAC Sponsor LLC, a Delaware limited liability company and Delwinds’ sponsor (the “Sponsor”), in its capacity as the representative of the stockholders of Delwinds (other than FOXO’s security holders) (the “Purchaser Representative”) from and after the Business Combination Closing, pursuant to which Merger Sub will merge with and into FOXO, with FOXO as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of Delwinds. Delwinds filed with the SEC a Registration Statement on Form S-4 (as amended, the “Registration Statement”), which contains information about the proposed Business Combination and the respective businesses of FOXO and Delwinds. Delwinds has mailed a final prospectus and definitive proxy statement and other relevant documents to its stockholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that Delwinds has sent to its stockholders in connection with the Business Combination. The information filed by Delwinds contains substantially more information about FOXO than is being furnished with this communication and may contain information that an investor will consider important in making a decision regarding an investment in Delwinds securities. Delwinds stockholders are urged to read the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents contain important information about Delwinds, FOXO and the proposed transaction. Stockholders of Delwinds are also able to obtain a free copy of the proxy statement, as well as other filings containing information about Delwinds, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and Delwinds’ other filings with the SEC can also be obtained, without charge, at Delwinds’ website at www.delwinds.com/investors or upon written request to One City Centre, 1021 Main Street, Suite 1960, Houston, TX 77002.

No Offer or Solicitation

The disclosure herein shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Participants in Solicitation

Delwinds and FOXO and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed Business Combination. Delwinds stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of Delwinds in Delwinds’ final prospectus filed with the SEC on December 10, 2020, the Registration Statement and other relevant materials filed with the SEC in connection with the proposed Business Combination. These documents can be obtained free of charge from the sources indicated above.

Item 8.01 Other Events.

On September 13, 2022, Delwinds issued a press release announcing the entry into the Purchase Agreement and the Amended Backstop Subscription Agreements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibits

10.1	Forward Share Purchase Agreement, dated September 13, 2022, by and between (i) Delwinds, (ii) Meteora Special Opportunity Fund I, LP, a Delaware limited partnership (“MSOF”), (iii) Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership (“MSTO”) and (iv) Meteora Capital Partners, LP, a Delaware limited partnership.

10.2	Form of Revised Backstop Subscription Agreement, dated September 13, 2022.

99.1	Press Release, dated September 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2022

DELWINDS INSURANCE ACQUISITION CORP.

By:	/s/ Andrew Poole
Name:	Andrew Poole
Title:	Chief Executive Officer